UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2017

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On March 7, 2017, Heat Biologics, Inc. (“Heat”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Pelican Therapeutics, Inc. (“Pelican”), and certain stockholders in Pelican (the “Majority Pelican Stockholders”) to purchase outstanding capital stock of Pelican (the “Acquisition”). Pelican is a biotechnology company focused on the development and commercialization of monoclonal antibody and fusion protein-based therapies that are designed to activate the immune system. Under the Purchase Agreement, it is a condition to closing that holders of at least 80% of the outstanding capital stock of Pelican on a fully diluted basis participate in the Acquisition. Heat and Pelican intend to provide all Pelican stockholders with the opportunity to participate in the Acquisition by executing Joinder Agreement pursuant to which they will become a party to the Purchase Agreement and agree to sell at least 80% (and up to 100%) of their shares. In order to participate in the Acquisition, Pelican stockholders must return executed Joinder Agreement and other related documents to Pelican by the closing of the transaction, which is currently expected to occur no later than April 30, 2017. The Majority Pelican Stockholders own 75.5% of the fully diluted Pelican shares and have agreed to backstop the Acquisition and sell additional shares of Pelican common stock in the Acquisition (up to 100% of their shares) in order to enable Heat to acquire 80% of the outstanding capital stock of Pelican on a fully diluted basis.

Material Terms of the Acquisition

Subject to certain conditions, and in exchange for 80% of the outstanding capital stock of Pelican on a fully diluted basis, Heat has agreed at the closing of the Acquisition (the “Closing”): (i) to pay to the Pelican Stockholders that execute the Stock Purchase Agreement (the “Participating Pelican Stockholders”) an aggregate of $500,000 (the “Cash Consideration”), and (ii) to issue to the Participating Pelican Stockholders 1,323,021 shares of Heat restricted common stock representing 4.99% of the outstanding shares of Heat common stock on the date of execution of the Purchase Agreement (the “Stock Consideration”), which issuance will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Cash Consideration will be reduced by the amount by which certain of Pelican’s accrued liabilities are not satisfied for less than $250,000. The Cash Consideration and Stock Consideration will be placed into escrow, for a period of up to six months to secure certain indemnification and other obligations of Pelican and the Participating Pelican Stockholders in connection with the Acquisition. The Cash Consideration and the Stock Consideration, if not used to satisfy indemnification obligations, will be paid to the Participating Pelican Stockholders on a pro rata basis based on each such Participating Pelican Stockholders’ equity interest in Pelican as compared to the aggregate Pelican equity interests held by all Participating Pelican Stockholders.

In addition to the payments described above, under the terms of the Purchase Agreement, Heat agreed to cause Pelican to make cash payments to the Participating Pelican Stockholders upon the achievement of the following clinical and commercialization milestones, as well as low single digit royalty payments and payments upon receipt of sublicensing income:

(1)

$2,000,000 upon Pelican’s dosing of the first patient in its first Phase 1 trial for an oncology indication;

(2)

$1,500,000 upon Pelican’s dosing of the first patient in its first Phase 2 trial for an oncology indication;

(3)

$3,000,000 upon successful outcome of the first Phase 2 trial for an oncology indication;

(4)

$6,000,000 upon Pelican’s dosing of the first patient in its first Phase 3 trial for an oncology indication;

(5)

$3,000,000 upon Pelican’s dosing of the first patient in its first Phase 3 trial for a non-oncology indication;

(6)

$7,500,000 upon successful outcome of the first Phase 3 trial for an oncology indication;

(7)

$3,000,000 upon successful outcome of the first Phase 3 trial for a non-oncology indication;

(8)

$7,500,000 upon acceptance of a Biologics License Application (BLA) submission for an oncology indication;

(9)

$3,000,000 upon acceptance of a BLA submission for a non-oncology indication;

(10)

$7,500,000 upon first product indication approval in the United States or Europe for an oncology indication;

(11)

$3,000,000 upon first product indication approval in the United States or Europe for a non- oncology indication; and

Pelican has been awarded a $15.2 million grant to fund preclinical and some clinical activities from the Cancer Prevention and Research Institute of Texas (“CPRIT”). The CPRIT grant is subject to customary CPRIT funding conditions. Heat intends to lend Pelican up to $910,231 to satisfy Pelican’s matching fund obligation under the CPRIT Grant that will allow it to access the first year of the CPRIT grant funding in the amount of $1,820,462 and has agreed to loan Pelican approximately $250,000 to pay Pelican’s legal fees and expenses incurred in connection with the Acquisition.

The Purchase Agreement contains customary representations, warranties and covenants of Heat, Pelican and the Participating Pelican Stockholders. Subject to certain customary limitations, the Participating Pelican Stockholders have agreed to indemnify Heat and its officers and directors against certain losses related to, among other things, breaches of Pelican’s and the Participating Pelican Stockholders’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

In connection with the Acquisition, it is a condition to closing that Heat and the Participating Pelican Stockholders enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with respect to the Pelican common stock retained by the Participating Pelican Stockholders (the “Retained Shares”). The Stockholders’ Agreement, contains restrictions on transfer of the Retained Shares and drag-along rights in the event of a consolidation or merger of Pelican with another entity after the date of the Purchase Agreement or the sale of all or substantially all of Pelican’s assets or a transaction in which at least fifty percent (50%) of the voting rights attached to the Pelican securities are sold. In addition, Participating Pelican Stockholders will have co-sale rights in connection with Heat’s transfer of the Pelican Shares that Heat owns.

Cassel Salpeter & Co. served as financial advisor to the special committee of Heat’s board of directors and Geller Biopharm served as financial advisor to the special committee of Pelican’s board of directors and Pelican stockholders.

The foregoing summaries of the Purchase Agreement and the Stockholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement that is filed herewith as Exhibit 10.1 and the Stockholders Agreement that is filed as an exhibit thereto.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Heat, Pelican or either of their businesses, and should be read in conjunction with the disclosures in Heat’s periodic reports and other filings with the Securities and Exchange Commission.

About the Majority Pelican Stockholders

Jeff Wolf, Heat’s President, Chief Executive Officer and Chairman of the board of directors, through one or more of his affiliated entities, and Edward Smith, a member of Heat’s board of directors, and entities controlled by Mr. Smith are Participating Pelican Stockholders and have agreed to sell a minimum of 80% and a maximum of 100% of their shares of the capital stock of Pelican in order to meet the 80% closing condition, on the same terms as the other Participating Pelican Stockholders. Mr. Wolf is the managing member of a limited liability company that owns 60.1% of the outstanding capital stock of Pelican and Mr. Wolf directly and through entities owned by him owns 31.6% of the membership interests of the limited liability company. Mr. Smith directly and through entities that he controls holds approximately 10.2% of Pelican’s outstanding capital stock and Mr. Smith directly and indirectly through an entity he controls owns an aggregate of 23.1% of the membership interests of the limited liability company. Taylor Schreiber, M.D., Ph.D., the Chairman of Heat’s Scientific Advisory Board and a member of the Pelican board of directors, holds less than 1% of Pelican’s total outstanding capital stock and indirectly through an entity he controls, owns 5% of the limited liability company. Dr. Schreiber has agreed to sell a minimum of 80% and a maximum of 100% of his shares of the capital stock of Pelican in order to meet the 80% closing condition, on the same terms as the other Participating Pelican Stockholders. John Monahan, Ph.D., a member of the board of directors of Heat owns 0.46% of the limited liability company. In addition, a trust for which Mr. Wolf does not serve as the trustee for the benefit of Mr. Wolf’s children directly owns 2.2% of Pelican’s total outstanding capital stock and owns 10% of the membership interests of the limited liability company. Mr. Wolf disclaims beneficial ownership of all shares held by the trust. Due to these potential conflicts, each of Heat and Pelican formed Special Committees of independent members of their board of directors to review and negotiate the Acquisition.

About Pelican

Pelican, was formed in April 23, 2009 as a subsidiary of Heat to develop and commercialize monoclonal antibody and fusion protein-based therapies that are designed to activate the immune system and was divested from Heat in 2012.

CPRIT Grant

In May 2016, Pelican was awarded a $15.2 million grant (the “CPRIT Grant”) from CPRIT for development of Pelican’s lead product candidate, PTX-25. The CPRIT Grant is expected to allow Pelican to develop PTX-25 through a 70-patient Phase 1 clinical trial. The Phase 1 clinical trial will be designed to evaluate PTX-25 in combination with other immunotherapies. The CPRIT Grant is subject to customary CPRIT funding conditions including a matching funds requirement where Pelican will match $0.50 for every $1.00 from CPRIT. Consequently, Pelican is required to raise $7.6 million in matching funds over the three year project. Heat intends to provide the initial $910,231 to satisfy the Pelican CPRIT matching funds obligation that will allow it to access the first fiscal year (June 2016 through May 2017) of the grant funding in the amount of $1,820,462. For the second fiscal year (June 2017 through May 2018) of the award, Pelican must provide matching funds of $3,177,507 in order for CPRIT to provide $6,355,014 of grant funding. For the third fiscal year (June 2018 through May 2019) of the award Pelican must provide matching funds of $3,534,873 in order for CPRIT to provide $7,069,746 of grant funding.

The grant award, as is customary for all CPRIT awards, will contain a requirement that Pelican pay CPRIT a royalty on sales of commercial products developed using CPRIT funds equal to between three and five percent of revenue until such time as CPRIT has been paid an aggregate amount equal to 400% of the grant award proceeds. After 400% of the grant award proceeds has been paid, Pelican will pay CPRIT a royalty of 0.5% in perpetuity.

Pelican’s Product Candidates

Pelican’s lead product candidate is PTX-25, a humanized monoclonal antibody, and its second product candidate is PTX-15, a fusion protein. These agents target a pair of tumor necrosis factor (TNF) molecules known as TL1A and TNFRSF25. We believe these two molecules can provide precise control of inflammatory responses. PTX-25 targets TNFRSF25 and is intended for use in oncology patients and falls into an emerging class of oncology compounds known as ‘Immuno-Oncology’ agents. PTX-25 is a T cell costimulator that we believe has advantages over other compounds in development by several large pharmaceutical companies. PTX-15 is a follow-on product that we believe can provide precise control of the regulatory arm of our immune system and can be used in immuno-oncology or to prevent inflammation in autoimmune disease and transplantation.

Pelican’s cancer therapy solution is to harness the body's natural tolerance mechanisms to develop therapies that reprogram the immune system and provide a long-term, durable effect after a short course of therapy. Pelican’s therapies are based upon its unique understanding of the immune system and the mechanisms it uses to generate an immune system response employing the inbuilt tolerance mechanisms of the body’s immune cells (i.e., a tolerogenic response). Classical immunogenic responses are initiated when antigen-presenting cells (APCs) present an antigen to CD4+ T helper (Th) lymphocytes, resulting in T cell activation, proliferation, and differentiation of effector Th1 and Th2 lymphocytes. In the classical immune response, Th1 and Th2 cells dominate over T-regulatory cells and initiate antigen removal. Similarly, tolerance induction begins with the same initial steps of the pathway (i.e., antigen presentation and T cell activation), but the abundance of antigen, how it is presented to the T cell, and the availability of CD4+ cell assistance can lead to the proliferation of a new class of lymphocytes called T-regulatory cells. Just as Th effector cells mediate a classical immune response, Treg cells are the mediators of a tolerogenic response. The dominance of T-regulatory cells over effector cells results in antigen preservation and immunological tolerance. Pelican is developing therapies that deliberately shift the balance of these reciprocating immune responses to achieve a specific therapeutic effect. As these therapies are based on natural, existing components of the immune system, Pelican expects they will be safer, longer-lasting, and more effective than traditional medicines after only a short course of therapy.

Potential Benefits of the Acquisition

Heat believes acquiring Pelican is attractive because it:

•

Strengthens its ability to advance new and synergistic immuno-oncology (I-O) combinations and to improve patient outcomes

•

Expands the potential combinations to explore with checkpoint inhibitors and its T cell-activating technologies

•

Includes Pelican’s PTX-25, which it believes has the potential to dramatically improve the durability of responses due to its preferential specificity for stimulating the production of ‘memory’ CD8+ T cells

•

Broadens its current pipeline with the addition of T cell costimulators targeting TNFRSF25 that are believed to be synergistic with Heat’s current pipeline

•

Has published strong preclinical data for its mechanism of action I-O. TNFRSF25 is the most recently discovered T cell costimulator and a rapidly-emerging potential “best-in-class” T cell costimulator due to its preferential specificity for stimulating the production of ‘memory’ CD8+ T cells.

•

Is the only company with disclosed TNFRSF25 agonist antibodies and foundational intellectual property based on them

•

Offers non-dilutive funding through a $15.2M CPRIT grant to advance its lead product candidate through completion of Phase 1, reducing costs of product development by two-thirds.

Recent Pelican Developments

•

Completed humanization of PTX-25

•

Completed the process for PTX-25 of mapping the binding sites, or ‘epitopes’, of antibodies on their target antigens strengthening its intellectual property position

•

Completed stability/developability studies with the lead antibody

•

Completed studies for PTX-25 testing the ability of T cells to mature and produce antibodies with an increased affinity for their target antigens during the course of an immune response; further strengthening its intellectual property position. The new antibody is four times more potent than Pelican’s original antibody

Pelican’s Intellectual Property

Under license agreements with a large university (the “University”), Pelican has obtained exclusive rights to five different patent families each directed to therapeutic compositions and methods related to targeting TNFRSF25/TL1A for the purpose of modulating immune responses. These families comprise four PCT applications, five granted patents, fourteen patent validations in European countries, and twenty-three other pending patent applications. These patents and applications cover the United States, Europe and Japan as well as several other countries having commercially significant markets. As partial consideration for the initial two license agreements with the University, Pelican issued the University 300,000 shares of its common stock.

As consideration for the rights granted under the initial license agreement, Pelican is obligated to pay the University certain upfront license fees, milestone payments (upon submission of an IND, completion of Phase 1 clinical trial and the earlier of May 2022 and approval of an IND of an aggregate of $400,000), an annual minimum royalty payment $20,000 and royalties (mid-range single digits) based on net sales on commercialized products covered by the patent-related rights set forth above. As consideration for the rights granted under the second license agreement, Pelican is obligated to pay the University certain upfront license fees, milestone payments (upon submission of an IND, completion of Phase 1 clinical trial and the earlier of May 2022 and approval of an IND of an aggregate of $650,000), an annual minimum royalty payment $20,000 and royalties (mid-range single digits) based on net sales on commercialized products covered by the patent-related rights set forth above. As consideration for the rights granted in the third license agreement, Pelican is obligated to pay the University certain upfront license fees, past and future patent costs, an annual minimum royalty payment $20,000 and royalties (mid-range single digits) based on net sales on commercialized products covered by the patent-related rights set forth above. The third license agreement with the University provides that in the event that Pelican terminates its second license agreement with the University, Pelican is obligated to pay the University an annual minimum royalty payment of $20,000 for each year after 2014 during the term of the third license agreement as well as milestone payments that aggregate $400,000 upon achievement of the following milestones: (i) upon submission of an IND; (ii) upon approval of an IND; (iii) upon completion of a Phase 1 clinical trial and by the earlier of May 31, 2022 or approval of an NDA. Under the third license agreement, the royalties are equal to a percent (mid-range single digits) of net sales of products covered by the patent-related rights in the respective license agreement. These royalty rates are subject to reduction if additional license rights from third parties are required to commercialize licensed products. In the event of a sublicense to a third party, Pelican is obligated to pay royalties to the University equal to a percentage of what it would have been required to pay to the University had it sold the products under the sublicense itself. The third license agreement also provides that Pelican will not have to pay more than above royalty rates and sublicense fees if more than one license from the University is required to sell products covered by the licensed patent-related rights.

Risk Factors Specific to the Acquisition

The Acquisition of Pelican involves many risks and uncertainties. Investors should carefully consider the risks described below in addition to the risk factors set forth in Heat’s annual report and quarterly reports that are filed with the Securities and Exchange Commission before purchasing Heat’s securities. Additional risks, uncertainties and other factors not presently known to Heat or that Heat currently deems immaterial may also impair its business operations.

If the conditions to the Acquisition are not met, the Acquisition will not occur.

Specified conditions must be satisfied or waived in order to complete the Acquisition, including, among others:

•

participation in the Acquisition by the holders of at least 80% of the outstanding equity of Pelican on a fully diluted basis;

•

approval of the NASDAQ Capital Market of the issuance of the shares of Heat common stock to be issued to the Pelican stockholders in the Acquisition;

•

the respective representations and warranties of Heat and Pelican shall be true and correct in all material respects as of the date of the Purchase Agreement and the closing;

•

execution of contracts with respect to the CPRIT grant, subject to Heat committing to provide certain funding to Pelican by March 31, 2017;

•

execution of the Stockholder’s Agreement and Accredited Investor Questionnaire by each Participating Pelican Stockholder;

•

performance or compliance in all material respects by Heat and Pelican with their respective covenants and obligations in the Purchase Agreement;

•

Pelican shall have obtained any consents and waivers of approvals required in connection with the Acquisition; and

•

no material adverse effect with respect to Heat or Pelican or its subsidiaries shall have occurred since the date of the Purchase Agreement.

These and other conditions are described in detail in the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Heat and Pelican cannot assure you that all of the conditions to the Acquisition will be satisfied. If the conditions to the Acquisition are not satisfied or waived, the Acquisition will not occur or will be delayed, and Heat and Pelican each may lose some or all of the intended benefits of the Acquisition.

Several of Pelican’s directors have conflicts of interest that may influence them to support or approve the Acquisition without regard to your interests.

Jeffrey Wolf and Edward Smith serve on the board of directors of Heat and Pelican and are expected to continue to serve on the board of directors of Heat following the consummation of the Acquisition. Taylor Schreiber, M.D., Ph.D., serves as the Chairman of Heat’s Scientific Advisory Board and serves on Pelican’s board of directors. John Monahan, Ph.D. a director of Heat, is a member of the limited liability company that owns shares of common stock of Pelican. They each have a direct or indirect financial interest in both Pelican and Heat. See “About the Majority Pelican Stockholders” above for a more detailed discussion regarding the ownership interests in Heat and Pelican of each of Jeffrey Wolf, Edward Smith, Taylor Schreiber and John Monahan.

The consideration to be received for the Pelican Shares is not adjustable based on the market price of Heat common stock, therefore the Acquisition consideration at the closing may have a greater or lesser value than it had at the time the Purchase Agreement was signed.

Included in the consideration to be paid to the Pelican stockholders for the Pelican common stock is a fixed number of shares of Heat common stock. Any changes in the market price of Heat common stock will not affect the number of shares holders of Pelican common stock will be entitled to receive upon consummation of the Acquisition. Therefore, if the market price of Heat common stock increases from the market price on the date of the Purchase Agreement prior to the consummation of the Acquisition, Pelican stockholders could receive Acquisition consideration with considerably more value. The Purchase Agreement does not include a price-based termination right.

In order to develop Pelican’s product candidates and receive the grant funding awarded by CPRIT, Heat will have to devote significant resources to Pelican.

Neither Heat nor Pelican are expected to derive revenue from any source in the near future until they or their potential partners successfully commercialize products. The CPRIT Grant requires that Pelican provide matching funds for one half of the award amount in order for Pelican to receive the grant funding. In order to receive the full $15.2 million award over three years, Pelican must raise matching funds in the aggregate amount of $7,622,611. The grant award contract cannot be executed until the matching funds for the first fiscal year (June 2016 through May 2017) of the award ($910,231) are obtained. Once Pelican has received matching funds in the amount of $910,231, the grant award in the amount of $1,820,462 for the first contract fiscal year will be available to Pelican from CPRIT. For the second fiscal year (June 2017 through May 2018) of the award, Pelican must provide matching funds of $3,177,507 in order for CPRIT to provide $6,355.014 of grant funding. For the third fiscal year (June 2018 through May 2019) of the award Pelican must provide matching funds of $3,534,873 in order for CPRIT to provide $7,069,746 of grant funding. In addition, Heat has agreed to loan Pelican approximately $250,000 to pay Pelican’s legal fees and expenses incurred in connection with the Acquisition. Heat’s financial statements have been prepared under the assumption that it will continue as a going concern; however, Heat has incurred significant losses from operations to date and expects its expenses to increase in connection with its ongoing activities, and the addition of Pelican’s activities. There can be no assurance that funding will be available on acceptable terms on a timely basis, or at all. The various ways that Heat could raise capital carry potential risks. Any additional sources of financing will likely involve the issuance of Heat’s equity securities, which will have a dilutive effect on Heat’s stockholders. If Heat raises funds through collaborations and licensing arrangements, Heat might be required to relinquish significant rights to its technologies or tests or grant licenses on terms that are not favorable to Heat. If Heat does not succeed in raising additional funds on acceptable terms, it may be unable to complete planned preclinical and clinical trials, access the CPRIT award or obtain approval of its product candidates from the FDA and other regulatory authorities.

If Pelican is unable to hire additional qualified personnel, its ability to utilize the CPRIT grant will be forfeited.

In order to access the CPRIT grant a majority of Pelican’s employees must reside in Texas as well as its Chief Executive Officer and other executive officers. Pelican has identified qualified individuals and will have to negotiate agreements with each identified individual and will also need to hire such additional qualified personnel with expertise in preclinical testing, clinical research and testing, government regulation, formulation and manufacturing, sales and marketing and accounting and financing. Pelican will compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and there can be no assurance that the search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to Pelican’s access to the CPRIT grant.

The Stock Consideration issuable to the Pelican Stockholders in the Acquisition will cause the Heat stockholders to experience dilution.

The issuance of the Stock Consideration to the Pelican Stockholders will dilute an investor's equity ownership in Heat by approximately 4.99% and, as a result, could have the effect of depressing the market price for our securities, especially if the anticipated benefits of the Acquisition do not materialize or otherwise result in increased stockholder value or revenue stream to the combined company.

Heat’s stock price is expected to continue to be volatile, and the market price of its common stock may drop following the acquisition.

The market price of Heat’s common stock could be subject to significant fluctuations following the Acquisition. Moreover, Heat in general has experienced substantial volatility that has often been unrelated to the operating performance of Heat and the stock market in general has been subject to volatility often unrelated to any individual company performance. These broad market fluctuations may adversely affect the trading price of the Heat common stock after the Acquisition. Set forth below is the range of the high and low sales prices of Heat’s common stock for the year ended December 31, 2015 and the year ended December 31, 2016 on a quarterly basis.

	High	Low
YEAR ENDED DECEMBER 31, 2015
First Quarter	$8.30	$3.99
Second Quarter	$8.35	$5.73
Third quarter	$6.58	$3.42
Fourth quarter	$4.50	$1.84
YEAR ENDED DECEMBER 31, 2016
First Quarter	$4.32	$0.68
Second Quarter	$0.80	$0.46
Third Quarter	$1.81	$0.66
Fourth Quarter	$3.23	$0.70

During November 2016, daily trading volume has ranged from 250,000 shares to in excess of 20,000,000 shares. During December 2016 daily trading volume ranged from 600,000 shares to in excess of 13,000,000 shares. During January 2017, daily trading volume ranged from 250,000 shares to in excess of 8,000,000 shares.

In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined company's profitability and reputation.

The combined company may not experience the anticipated strategic benefits of the Acquisition.

The respective management of Heat and Pelican believes that the Acquisition would provide certain strategic benefits that may not be realized by each of the companies if Pelican is not acquired by Heat. Specifically, Heat believes the Acquisition would provide certain strategic benefits which would enable Heat to accelerate its business plan through an increased access to capital in the public equity markets. The market price of Heat’s common stock may decline as a result of the Acquisition if the combined company does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by Heat or Pelican or investors, financial or industry analysts. There can be no assurance that these anticipated benefits of the Acquisition will materialize or that if they materialize will result in increased stockholder value or revenue stream to the combined company.

Heat may be unable to successfully integrate the Pelican businesses with its current management and structure.

Heat’s failure to successfully complete the integration of Pelican could have an adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price. Integration challenges may include the following:

•

assimilating Pelican’s technology and retaining personnel in Texas as required by the CPRIT grant award;

•

estimating the capital, personnel and equipment required for Pelican based on the historical experience of management with the businesses they are familiar with;

•

minimizing potential adverse effects on existing business relationships;

•

successfully developing the new products and services; and

•

coordinating our efforts throughout various distant localities such as Texas where Pelican is headquartered and must remain headquartered in order to access the CPRIT grant award.

Pelican has had limited operations to date.

Pelican is a start-up entity and has had limited operations to date. As a start-up entity, Pelican is subject to many of the risks common to such enterprises, including its ability to implement its business plan, market acceptance of its proposed business and products, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of its ability to generate revenues. There is no assurance that its activities will be successful or will result in any revenues or profit, and the likelihood of its success must be considered in light of the stage of its development. Even if it generates revenue, there can be no assurance that it will be profitable. In addition, no assurance can be given that it will be able to consummate its business strategy and plans, as described herein, or that financial, technological, market, or other limitations may force it to modify, alter, significantly delay, or significantly impede the implementation of such plans. Pelican has insufficient results for investors to use to identify historical trends or even to make quarter to quarter comparisons of its operating results. Pelican’s revenue and income potential is unproven and its business model is continually evolving. Pelican is subject to the risks inherent to the operation of a new business enterprise, and there can be no assurance that Pelican will be able to successfully address these risks.

Pelican has a limited operating history upon which to evaluate its ability to commercialize its products.

Pelican is a development-stage company and its success is dependent upon its ability to develop and commercialize its products and it has not demonstrated an ability to perform the functions necessary for the successful development and commercialization of any product candidates. The successful commercialization of any product candidates will require Pelican to perform a variety of functions, including:

•

continuing to undertake preclinical development trials and initiating clinical trials;

•

participating in regulatory approval processes and obtaining regulatory approvals;

•

formulating and manufacturing products; and

•

conducting sales and marketing activities.

Pelican’s operations have been limited to organizing and staffing Pelican, acquiring, developing and securing its proprietary technology and undertaking preclinical studies of its product candidates. Pelican has yet to engage in any clinical trials and therefore the safety of its product candidates is uncertain.

Pelican has generated operating losses and experienced negative cash flows and it is uncertain whether it will achieve profitability.

For the year ended December 31, 2016, Pelican incurred a net loss of ($703,736). At December 31, 2016, Pelican had an accumulated deficit of ($3,042,685), a stockholder’s deficit of ($990,299) and a working capital deficiency of ($553,471). Pelican will continue to incur operating losses until such time, if ever, as it is able to achieve sufficient levels of revenue from operations. Its ability to achieve profitability will depend on the market development and acceptance of its product offerings and its capacity to develop, introduce and sell its products to its targeted markets. There can be no assurance that Pelican will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

It is expected that Pelican will experience negative cash flows for the foreseeable future as it funds its operating losses and capital expenditures. As a result, Heat may seek to raise additional funding in the future in order to obtain matching funds under the CPRIT Grant. Heat may not be able to raise additional funding on favorable terms or at all.

Pelican’s independent auditor has expressed substantial doubt about its ability to continue as a going concern.

Pelican’s consolidated financial statements as of December 31, 2016 have been prepared under the assumption that it will continue as a going concern for the next twelve months. Its independent auditor has issued a report that includes an explanatory paragraph referring to its recurring losses from operations and expressing substantial doubt in its ability to continue as a going concern without additional capital becoming available. Pelican’s ability to continue as a going concern is dependent upon its ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Pelican’s consolidated financial statements as of December 31, 2016 did not include any adjustments that might result from the outcome of this uncertainty. If Pelican cannot continue as a viable entity, Heat and its other stockholders may lose some or all of their investment in Pelican.

Pelican’s product candidates are in early stages of clinical trials.

Because Pelican’s product candidates are in early stages of development they will require extensive preclinical and clinical testing. Pelican’s lead product has not yet entered clinical trials and cost, speed and ability to advance through clinical trials is uncertain. Pelican cannot predict with any certainty if or when it might submit a Biologics License Application (BLA) for regulatory approval for any of its product candidates or whether any such BLA will be accepted.

Pelican relies on licenses to use various technologies that are material to its business and if the agreements were to be terminated, it would halt its ability to market its products and technology, as well as have an immediate material adverse effect on its business, operating results and financial condition.

Pelican has licensing agreements with the University granting it the right to use certain critical intellectual property. The terms of the licensing agreements continue until the end of the life of the last patent to expire. If Pelican breaches the terms of these licensing agreements, including any failure to make minimum royalty payments required thereunder or failure to reach certain developmental milestones such as use best efforts to introduce a licensed product in certain territories by 2020, the licensor has the right to terminate the license. If Pelican were to lose or otherwise be unable to maintain these licenses on acceptable terms, it would halt its ability to market its products and technology, which would have an immediate material adverse effect on its business, operating results and financial condition.

Pelican may be unable to generate sufficient revenues to meet the minimum royalties or developmental milestones required under its license agreements or to pay outstanding obligations.

For the year ended December 31, 2017 and thereafter Pelican’s minimum royalty obligations (exclusive of any milestone payments) under Pelican’s licensing agreements are $40,000 annually. No assurance can be given that Pelican will generate sufficient revenue or raise additional financing to make these minimum royalty payments. The license agreements also provide for certain developmental milestones. No assurance can be given that Pelican will meet all of the required developmental milestones. Any failure to make the payments or reach the milestones required by the license agreements would permit the licensor to terminate the license. If Pelican were to lose or otherwise be unable to maintain these licenses, it would halt its ability to market its products and technology, which would have an immediate material adverse effect on its business, operating results and financial condition.

There is uncertainty as to market acceptance of Pelican’s technology and products.

Pelican has conducted its own research into the markets for its products; however, because it will be a new entrant into the market, it cannot guarantee market acceptance of its products and have somewhat limited information on which to estimate anticipated level of sales. Pelican’s products will require patients and doctors to adopt its technology. Pelican’s industry is susceptible to rapid technological developments and there can be no assurance that it will be able to match any new technological advances. If it is unable to match the technological changes in the needs of its customers the demand for its products will be reduced.

Item 8.01.

Other Events.

On March 8, 2017, Heat issued the press release attached hereto as Exhibit 99.1 announcing entering into the Purchase Agreement.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission if deemed to be required within the requisite filing period.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed if deemed to be required within the requisite filing period.

(d) Exhibits.

10.1	*Stock Purchase Agreement, dated March 7, 2017, by and among Heat Biologics, Inc., Pelican Therapeutics, Inc., the stockholders of Pelican Therapeutics, Inc. party thereto

99.1	Press release, dated March 8, 2017
99.2	Audited Financial Statements of Pelican Therapeutics, Inc. for the year ended December 31, 2016

* the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2017	HEAT BIOLOGICS, INC.
	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer